Exhibit 10.5

EMPLOYMENT AGREEMENT

(Alex Frias)

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of this 31st day of May, 2019 (the “Effective Date”), by and between Freedom Leaf Inc., a Nevada corporation (the “Company”), and Alex Frias, an individual (“Employee”).

In consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and Employee, it is hereby agreed as follows:

ARTICLE I
EMPLOYMENT

1.1              Employment. The Company agrees to, and does hereby, employ Employee, and Employee agrees to, and does hereby accept such employment, upon the terms and subject to the conditions set forth in this Agreement. Employee represents and warrants to the Company that (A) Employee has the legal capacity to execute and perform this Agreement, (B) this Agreement is a valid and binding agreement enforceable against Employee according to its terms, and (C) the execution and performance of this Agreement by Employee does not violate the terms of any existing agreement or understanding to which Employee is a party or by which Employee otherwise may be bound. Effective as of the Effective Date, the Company agrees to continue to employ Employee as an employee of the Company as further set forth in Section 1.2, and Employee agrees to continue his employment by the Company, for the period commencing on the Effective Date and continuing until the two (2) year anniversary of the Effective Date unless earlier terminated in accordance with Article III below.

1.2              Position and Duties. Employee shall devote Employee’s entire business time, loyalty, attention and energies exclusively to the business interests of the Company while employed by the Company, will not engage in any other employment activities for any direct or indirect remuneration and shall perform his duties and responsibilities diligently and to the best of his ability.

ARTICLE II
COMPENSATION AND OTHER BENEFITS

2.1              Base Salary. As compensation for Employee’s services hereunder and in consideration of Employee’s other agreements hereunder, during the term of employment, the Company shall pay Employee a base salary equal to $100,000 per annum (“Base Salary”), subject to withholding and customary payroll deductions. The Base Salary shall be payable in accordance with the customary payroll practices of the Company.

2.2              Incentive Bonuses. In addition to the Base Salary, provided Employee is actively providing service to the Company hereunder, and subject to Article III, Employee shall receive the following incentive bonuses (collectively, the “Incentive Bonuses”):

(a)               Cash Incentives. Employee will be entitled to receive: (i) on the date that is thirty (30) days after the Effective Date, a cash bonus equal to $800,000; (ii) on the date that is one-hundred and twenty (120) days after the Effective Date, a cash bonus equal to $800,000, (iii) on the date that is twelve (12) months after the Effective Date, a cash bonus equal to 10.00125% of the Net Operating Income (as defined below) received by the Company from the Effective Date until the one-year anniversary of the Effective Date pursuant to that certain Master Manufacturing Agreement, dated as of November 13, 2017, by and between ECS Labs LLC and CBD LIFE SA DE CV (as amended, restated, modified or supplemented from time to time, the “Master Agreement”); and (iv) any other cash bonus awards approved by the Board of Directors of the Company (the “Board”); provided, however, upon any termination of this Agreement prior to the Expiration Date (as defined below), Employee shall remit to the Company a cash amount equal to the Excess Amount upon demand by the Company, and if the Excess Amount is not so repaid within ninety (90) days of such demand, the Company shall have the right to take any and all action to effectuate such remittance.

(b)               Equity Incentives. Subject to the approval of the Board and stockholders of the Company, Employee shall receive (i) on the date that is sixty (60) days after the Effective Date, an equity award equal to approximately $7,138,750 of the Company’s restricted common stock, as calculated based on the Common Stock Value (as defined below), subject to Employee’s execution of that certain restricted stock agreement set forth on Schedule A attached hereto (the “RSA”), (ii) on the date that is twelve (12) months from the Effective Date, an equity award equal to approximately 16.66875% of the Net Operating Income received by the Company from the Effective Date until the one-year anniversary of the Effective Date pursuant to the Master Agreement as calculated based on the Common Stock Value, subject to Employee’s execution of the RSA; and (iii) any other equity incentive awards approved by the Board.

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2.3              Benefit Plans. During the term of Employee’s employment with the Company, Employee will be eligible to participate in the Company’s retirement plans that are qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), if any, and in the Company’s employee welfare benefit plans that are available to any other executive employees of the Company (the “Plans”), in accordance with and subject to the terms and conditions thereof. The terms and conditions of the Plans, as expressed in the Plan documents, will control including, but not limited to, the Company’s ability to amend, modify or terminate any of those programs as it determines appropriate in accordance with the Plans’ terms. During the term of Employee’s employment with the Company, the Company shall pay to maintain Employee’s existing health insurance plan or provide health insurance with substantially similar coverage to Employee’s existing health insurance plan.

2.4              Expenses. The Company shall reimburse Employee for all expenses reasonably incurred in the course of the performance of Employee’s duties and responsibilities pursuant to this Agreement and consistent with the Company’s policies with respect to travel, entertainment and miscellaneous expenses; provided, that any single expenditure in excess of $5,000 shall require the approval of the Board.

2.5              Vacation. In any year, Employee shall be entitled to take reasonable vacation provided that such vacation does not prevent him from adequately performing his duties under this Agreement.

2.6              Withholding. All payments to be made by the Company hereunder will be subject to any withholding requirements.

2.7              Certain Definitions. As used in this Section 2:

(a)               “Common Stock Value” means an amount per share of Common Stock equal to the arithmetic average of the volume-weighted average (rounded to two decimal places) trading price per share of Common Stock for the thirty (30) full trading days ended on and including the trading day prior to the applicable determination date, using trading prices reported on the OTCQB based on all trades in Common Stock on the OTCQB during the primary trading sessions from 9:30 a.m., New York Time, to 4:00 p.m., New York Time (and not an average of the daily averages during such thirty (30) trading days).

(b)               “Excess Amount” means the product obtained by multiplying (i) the gross amount received by Employee pursuant to Section 2.2(a) of this Agreement, by (ii) the Remaining Service Period.

(c)               “Net Operating Income” shall mean the difference of gross income less cost of goods sold, selling, general and administrative expenses, operating expenses, depreciation, interest, taxes and other expenses, each determined on a generally accepted accounting principles basis of accounting.

(d)               “Remaining Service Period” means the quotient obtained by dividing (i) that number of days between the effective date of any termination of this Agreement and the Expiration Date (not including the effective date of such termination, but including the Expiration Date), by (ii) 731.

ARTICLE III
TERMINATION; EQUITY

3.1              Term. Employee’s employment shall commence on the Effective Date and shall continue until the two (2) year anniversary of the Effective Date (the “Expiration Date”), unless earlier terminated pursuant to the terms of this Agreement.

3.2              Right to Terminate; Automatic Termination.

(a)               Termination for Cause. The Company shall be entitled to terminate this Agreement for Cause (as defined below) effective immediately in the event of (a) Employee’s material breach of any agreement between Employee and the Company; (b) Employee’s conviction of, or Employee’s plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, provided, however, that such felony is not related to the manufacture, sale or possession of cannabis or any components thereof; (c) Employee’s gross negligence or willful misconduct in connection with the provision of services for the Company; or (d) Employee’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its managers, officers or employees (collectively, “Cause”); provided, however, that if any such event by its nature is capable of being cured with no adverse effect to the Company, and Employee is taking reasonable and diligent steps to cure such event, then such termination shall be effective only if such event remains uncured for a period of thirty calendar days after the Company provides written notice to Employee setting forth the nature of the event constituting Cause hereunder.

(b)               Termination Upon Death or Disability. Subject to Section 3.3, Employee’s employment and the Company’s obligations under this Agreement, unless specifically stated otherwise herein, shall terminate: (i) automatically, effective immediately and without any notice being necessary, upon Employee’s death; and (ii) in the event of any Disability of Employee, by the Company giving notice of termination to Employee. As used in this Section 3.2(b), “Disability” shall mean that (A) Employee is unable, by reason of an injury, a sickness or accident, to perform Employee’s duties under this Agreement for an aggregate of sixty (60) days in any consecutive six (6) month period, or (B) Employee has a guardian of the person or estate appointed by a court of competent jurisdiction.

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3.3              Rights Upon Termination. If Employee’s employment is terminated pursuant to Section 3.2, or if Employee quits employment, notwithstanding the terms of this Agreement, Employee or Employee’s estate shall have no further rights against the Company hereunder, except for the right to receive, (i) any earned but unpaid Base Salary and Incentive Bonuses, (ii) reimbursement of expenses to which Employee is entitled pursuant to Section 2.4, and (iii) Employee shall be deemed to resign from any board to which Employee has been appointed or nominated by or on behalf of the Company.

3.4              No Automatic Cross-Default. This Agreement is being executed simultaneously with that certain Membership Interest Purchase Agreement, by and between, inter alia, the Company and Employee (the “Purchase Agreement”). Each of the Company and Employee acknowledge and agree that this Agreement, the RSA and the Purchase Agreement each create independent rights and obligations, are supported by adequate consideration and stand on their own. Accordingly, (i) a default by Employee or the Company under this Agreement shall not cause an automatic cross-default by Employee or the Company under the Restricted Stock Agreement and/or the Purchase Agreement, and (ii) a default by Employee or the Company under the Restricted Stock Agreement and/or the Purchase Agreement shall not cause an automatic cross-default under this Agreement. Notwithstanding the foregoing, nothing in this Section 3.4 shall preclude or otherwise limit either party from asserting any claim or right against the other party or from taking any other action under each of this Agreement, the RSA and/or the Purchase Agreement based upon the same act or omission by the other party that creates an alleged default under any one of the aforesaid agreements.

ARTICLE IV
CONFIDENTIALITY; NON-SOLICITATION

4.1              Confidential Information.

(a)               Company Information. Employee agrees that during and after his employment with the Company, he will hold in the strictest confidence, and will not (except for the benefit of the Company during his employment or for limited use by Employee’s accountants, financial planners, attorneys and other professional consultants), as required by applicable law, a court order or an order or request of a relevant regulatory authority or in order to enforce a claim against the Company (including, without limitation, under this Agreement), use or disclose to any person, firm, corporation or other entity any Company Confidential Information. Employee understands that “Company Confidential Information” means any non-public information that relates to the actual or anticipated business, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor; customer lists and customer contact information, their buying histories, and preferences (including, but not limited to, such information relating to customers of the Company on which Employee called or with which Employee may become acquainted during the term of his employment); personnel information (including, but not limited to, information regarding employees’ skills and performance); information about vendors, supplier and business partners; software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, and hardware configuration information; and marketing, finances, and/or other business information; provided, however, that Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of Employee or of others. Employee understands that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

(b)               Third Party Information. Employee recognizes that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, and not as an exhaustive list, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. Employee agrees at all times during his employment with the Company and thereafter to hold in the strictest confidence, and not to use or to disclose to any person, firm, corporation, or other entity any Associated Third Party Confidential Information, except as necessary in carrying out his work for the Company consistent with the Company’s agreement with such Associated Third Parties or as required by applicable law, a court order or an order or request of a relevant regulatory authority. Employee further agrees to comply with any and all Company policies and guidelines that may be adopted from time to time during the term of his employment regarding Associated Third Parties and Associated Third Party Confidential Information. Employee understands that his unauthorized use or disclosure of Associated Third Party Confidential Information or violation during his employment of any Company policies will lead to disciplinary action, up to and including immediate termination and legal action by the Company. Third Party Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of Employee or of others. Employee understands that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

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4.2              Inventions.

(a)               Inventions Retained and Licensed. Employee represents and warrants that there are no inventions, discoveries, original works of authorship, developments, improvements, and trade secrets that were conceived in whole or in part by Employee prior to his employment with the Company or any of its subsidiaries and to which he has any right, title, or interest, and which relate to the Company’s proposed business, products, or research and development (collectively, “Prior Inventions”). Notwithstanding the foregoing, if, in the course of his employment with the Company, Employee incorporates into or uses in connection with any product, process, service, technology, or other work by or on behalf of the Company any Prior Invention, Employee hereby grants to the Company a non-exclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, and sell such Prior Invention as part of or in connection with such product, process, service, technology, or other work, and to practice any method related thereto.

(b)               Assignment of Inventions. Employee agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all his right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks, or trade secrets, whether or not patentable or registrable under patent, copyright, or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Employee is in the employ of the Company or any of its subsidiaries (including during his off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, except as provided in Section 4.1 (collectively referred to as “Inventions”). Employee further acknowledges that all original works of authorship that are made by him (solely or jointly with others) within the scope of and during the period of his employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Employee understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to Employee as a result of the Company’s efforts to commercialize or market any such Inventions.

(c)               Maintenance of Records. Employee agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by him (solely or jointly with others) during the term of his employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.

(d)               Patent and Copyright Registrations. Employee agrees to reasonably assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. Employee further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature with respect to any Inventions, including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Inventions, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead, to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by the Employee.

4.3              Conflicting Employment.

(a)               Current Obligations. Employee agrees that during the term of his employment with the Company, he will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or a business which Employee understands the Company to actively have plans to become involved, nor will Employee engage in any other activities that interfere with his ability to fully and satisfactorily perform his duties to the Company, except as may otherwise be agreed in writing by and between Employee and the Company.

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(b)               Prior Relationships. Without limiting Section 4.3(a), Employee represents that he has no other agreements, relationships, or commitments to any other person or entity that conflict with his obligations to the Company under this Agreement or his ability to become employed and perform the services for which he is being employed by the Company. Employee further agrees that if he has signed a confidentiality agreement or similar type of agreement with any former employer or other entity, he will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. Employee represents and warrants that after undertaking a careful search (including, but not limited to, searches of his computers, cell phones, electronic devices, and documents), he has returned all property and confidential information belonging to all prior employers. Moreover, he agrees to fully indemnify the Company, its directors, managers, officers, agents, employees, investors, shareholders, members, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from Employee’s breach of his obligations under any agreement to which he is a party or obligation to which he is bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

4.4              Returning Company Documents. Upon separation from employment with the Company or upon written demand by the Company during his employment, Employee will immediately deliver to the Company, and will not keep in his possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company or its subsidiaries (including, but not limited to, computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any and all of the aforementioned items that were developed by Employee pursuant to his employment with the Company, obtained by him in connection with his employment with the Company, or otherwise belonging to the Company, its successors, or assigns, including, without limitation, those records maintained pursuant to Section 4.2(c). Employee also consents to an exit interview to confirm his compliance with this Article IV.

4.5              Notification of New Employer. In the event that Employee leaves the employ of the Company, Employee hereby grants consent to notification by the Company to his new employer about his obligations under this Agreement including information to his new employer concerning the enforceability of this Agreement.

4.6              Non-Solicitation.

(a)               Solicitation of Employees. Employee agrees that for a period of two (2) years immediately following the documented date of termination of his relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, Employee shall not either directly or indirectly solicit any employees of the Company or any of its subsidiaries to leave their employment, or attempt to solicit employees of the Company or any of its subsidiaries to leave their employment, either for Employee or for any other person or entity with which Employee is then employed or otherwise affiliated.

(b)               Solicitation of Customers, Suppliers, etc. Employee agrees that for a period of two (2) years immediately following the documented date of termination of his relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, Employee shall not either directly or indirectly (i) request or advise any customer, supplier or any other person or entity known to be associated with the Company or any of its affiliates or subsidiaries, to withdraw, curtail or cancel or in any other way lessen its use of the business services of the Company or any of its affiliates or subsidiaries or (ii) for the purpose of conducting or engaging in any business directly or indirectly competitive with the Company (whether individually or on behalf of Employee’s affiliates or new employer) call upon, solicit, advise, sign, hire, interfere with, or otherwise do or conduct, or attempt to do or conduct, business with any person or entity covered by any written or oral agreement with the Company or any of its affiliates or subsidiaries, or take away or interfere or attempt to interfere with any Company business custom, business trade, or business patronage of the Company or any of its affiliates or subsidiaries.

4.7              Non-Compete. Employee agrees that for a period of one (1) year immediately following the documented date of termination of his relationship with the Company for any reason, whether voluntary or involuntary, Employee shall not either directly or indirectly in the geographical areas that the Company does business or has done business at the time of the Employee’s termination, engage or assist others in engaging in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business, including but not limited to any business or enterprise that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company while Employee was employed by the Company. If Employee violates the provisions of any of the preceding paragraphs of this Section 4, Employee shall continue to be bound by the restrictions set forth in such paragraph until a period of one (1) year has expired without any violation of such provisions.

4.8              Representations. Employee agrees to execute any proper oath or verify any proper document reasonably required to carry out the terms of this Agreement. Employee represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to his employment by the Company or any of its subsidiaries. Employee hereby represents and warrants that he has not entered into, and Employee will not enter into, any oral or written agreement in conflict herewith.

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4.9              Non-Disparagement. During Employee’s employment with the Company and for a period of three (3) years thereafter, Employee agrees, to the fullest extent permissible by law, not intentionally to make, directly or indirectly, any public or private statements, gestures, signs, signals or other verbal or nonverbal, direct or indirect communications that are or could be harmful to or reflect negatively on the Company or its subsidiaries or that are otherwise disparaging of the Company or its subsidiaries and/or their businesses, or any of its or their subsidiaries, past, present or future officers, directors, managers, employees, equity holders, members, advisors, agents, policies, procedures, practices, services, products, decision-making, conduct, professionalism or compliance with standards of any of the foregoing provided that the foregoing is not intended to prohibit truthful statements made by the Employee in his capacity as an officer or employee of a competitor after his employment with the Company has terminated, provided that Employee continues to comply with his confidentiality obligations under this Agreement. The provisions of this Section 4.9 are in addition to any other written agreements on this subject that Employee may have with the Company or any of its subsidiaries, and are not meant to, and do not excuse any, additional obligations that Employee may have under such agreements. Nothing in this Section shall be construed to limit Employee’s ability to cooperate with the investigation of any government agency of competent jurisdiction or to bring or defend against any legal claim. In any civil litigation arising out of or related to this Agreement, the parties shall cooperate to seek a protective order consistent with this Section and Section 4.1 above.

ARTICLE V
GENERAL PROVISIONS

5.1              Notices. Any and all notices provided for in this Agreement shall be given in writing and shall be deemed given to a party at the earlier of (a) when actually delivered to such party, or (b) when mailed to such party by registered or certified mail (return receipt requested) or sent to such party by courier, confirmed by receipt, and addressed to such party at the address designated below for such party as follows (or to such other address for such party as such party may have substituted by notice to the other party pursuant to this Section 5.1):

If to the Company:	Freedom Leaf Inc.
3571 E. Sunset Road, Suite 420
Las Vegas, NV 89120

with a copy to:	Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue
New York, NY 10176
Telecopy: (212) 986-8866
Telephone: (212) 880-9869
Email: jain@kkwc.com
Attention: Jonathan Ain

If to Employee:	Alex Frias
[REDACTED]

5.2              Entire Agreement; Survival. This Agreement contains the entire understanding and the full and complete agreement of the parties and supersedes and replaces any prior understandings and agreements among the parties with respect to the subject matter hereof. The provisions of this Agreement shall survive the termination of this Agreement, or of Employee’s employment for any reason, to the extent necessary to enable the parties to enforce their respective rights.

5.3              Amendment; Headings and References. This Agreement may be altered, amended or modified only in writing, signed by Employee and the Company, except that either party hereto may update its address set forth in Section 5.1 by providing a notice of the updated address in the manner set forth in Section 5.1. Headings included in this Agreement are for convenience only and are not intended to limit or expand the rights of the parties hereto. References to Sections herein shall mean sections of the text of this Agreement, unless otherwise indicated.

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5.4              Assignability. This Agreement and the rights and duties set forth herein may not be assigned by either of the parties without the express written prior consent of the other party. This Agreement shall be binding on, and inure to the benefit of, each party and such party’s respective heirs, legal representatives, successors and assigns.

5.5              Severability. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect, and such invalid or unenforceable provision shall be construed in a manner so as to give the maximum valid and enforceable effect to the intent of the parties expressed therein.

5.6              Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

5.7              Governing Law; Jurisdiction; Construction. This Agreement shall be governed by the internal laws of the State of Texas, without regard to any rules of construction that would require application of the laws of another jurisdiction. Any legal proceeding related to this Agreement must be litigated in an appropriate Texas state or federal court sitting in Dallas County, Texas, and both the Company and Employee hereby consent to the exclusive jurisdiction of the State of Texas for this purpose; waive any objection they may now or hereafter have to venue or to convenience of forum and agree that all legal proceedings will be tried in a court of competent jurisdiction in Dallas County, Texas by a judge without a jury. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, accordingly, each party waives the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

5.8              Tax Compliance.

(a)               The Company may withhold from any amounts payable hereunder any amounts required to be withheld under federal, state or local law and any other deductions authorized in writing by Employee.

(b)               The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Section 409A”), and the Company shall have complete discretion to interpret and construe this Agreement and any associated documents in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A.  If for any reason, such as imprecision in drafting, any provision of this Agreement (or of any award of compensation, including, without limitation, equity compensation or benefits) does not accurately reflect its intended establishment of an exemption from (or compliance with) Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company.

(c)               For purposes of Section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(d)               With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, Employee, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (i) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (ii) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

(e)               Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” as determined pursuant to Section 409A as of the date of Employee’s “separation from service” as defined in Treasury Regulation Section 1.409A-1(h) (or any successor regulation) and if any payments or entitlements provided for in this Agreement constitute a “deferral of compensation” within the meaning of Section 409A and cannot be paid or provided in the manner provided herein without subjecting Employee to additional tax, interest or penalties under Section 409A, then any such payment or entitlement which is payable during the first six (6) months following Employee’s “separation from service” shall be paid or provided to Employee in a cash lump-sum on the first business day of the seventh (7th) calendar month immediately following the month in which Employee’s “separation from service” occurs or, if earlier, upon Employee’s death. In addition, any payments or benefits due hereunder upon a termination of Employee’s employment which are a “deferral of compensation” within the meaning of Section 409A shall only be payable or provided to Employee (or Employee’s estate) upon a “separation from service” as defined in Section 409A.

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(f)                Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.  In no event may Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Code Section 409A.

(g)               The Company makes no representation or warranty and shall have no liability to Employee or any other person or entity if any provisions of this Agreement are determined to constitute deferred compensation subject to Code Section 409A but do not satisfy an exemption from, or the conditions of, Code Section 409A.

5.9              Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed and delivered by facsimile or other electronic transmission. A complete, accurate, fully-executed PDF or other facsimile copy of this Agreement may be used in place of an original for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

COMPANY:

FREEDOM LEAF INC.,
a Nevada corporation

By: /s/ Clifford Perry
Name: Clifford Perry
Title: Chief Executive Officer

EMPLOYEE:

ALEX FRIAS

/s/ Alex Frias
Alex Frias

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Schedule A

FORM OF RESTRICTED STOCK AGREEMENT

FREEDOM LEAF INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is made as of [_], 2019 (the “Effective Date”) by and between Freedom Leaf Inc., a Nevada corporation (the “Company”), and Alex Frias (“Grantee”).

Grant. In consideration of Grantee’s performance of services for the Company, the Company hereby agrees to grant restricted shares (the “Restricted Stock”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) to Grantee, subject to the conditions of this Agreement. As used in this Agreement, the term “Shares” shall mean the Restricted Stock granted under this Agreement, and all securities received (i) in replacement of the Restricted Stock, (ii) as a result of stock dividends or stock splits with respect to the Restricted Stock, and (iii) in replacement of the Restricted Stock in a merger, recapitalization, reorganization or similar corporate transaction.

Award and Vesting of Shares.

Award. The Restricted Stock shall be awarded to Grantee in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of Grantee continues through and on the applicable Award Date:

Shares of Restricted Stock	Award Date

The First Award (as defined below).	60 days after the Effective Date of Grantee’s Employment Agreement with the Company (the “First Award Date”)

The Second Award (as defined below).	12 months after the Effective Date of Grantee’s Employment Agreement with the Company (the “Second Award Date”)

The Restricted Stock will be issued by the Company to the Grantee on the First Award Date and on the Second Award Date in accordance with this Agreement and will not otherwise be issued or held in escrow or otherwise be outstanding prior to their issuance under this Agreement.

Vesting. The First Award of Restricted Stock will vest in accordance with the following vesting schedule: (i) 40.74% of the Shares shall vest in Grantee’s favor on the occurrence of the Milestone (as defined below) (the “Milestone Vesting Date”); (ii) 29.63% of the Shares shall vest in Grantee’s favor on the 12-month anniversary of the First Award Date (the “First Vesting Date”) provided that the Continuous Service of Grantee continues through such date; and (iii) 29.63% of the Shares shall vest in Grantee’s favor on the 24-month anniversary of the First Award Date (the “Second Vesting Date”) provided that the Continuous Service of Grantee continues through such date. The Second Award of Restricted Stock shall fully vest in Grantee’s favor immediately upon its grant on the Second Award Date (such date, together with the Milestone Vesting Date, the First Vesting Date and the Second Vesting Date, each a “Vesting Date” with respect to the applicable Shares of Restricted Stock).

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Acceleration of Vesting. Except as otherwise provided in this Section 2(C) and in Section 4 of this Agreement, there shall be no proportionate or partial vesting of Shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of Shares of Restricted Stock shall occur only on the applicable Vesting Date.

Acceleration of Vesting Upon Change in Control. In the event that a Change in Control of the Company occurs during Grantee’s Continuous Service, the Shares of Restricted Stock subject to this Agreement shall become immediately vested in Grantee’s favor as of the date of the Change in Control.

Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Agreement, the Board of Directors of the Company (the “Board”) shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of Grantee and of the Company, to accelerate the vesting of any Shares of Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Board shall deem advisable.

Adjustment to Number of Shares. In the event of a forward or reverse stock split of the issued and outstanding Shares of Common Stock of the Company, a Common Stock dividend or distribution, an asset distribution, recapitalization, reorganization or similar transaction by the Company which would customarily result in an adjustment to the number of Shares of Common Stock issuable or outstanding under other outstanding securities of the Company, then the number of Shares subject to vesting and issuance under this Agreement will automatically be adjusted upward or downward, as the case may be, proportionately and appropriately.

Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

“Cause” means (a) Grantee’s material breach of any agreement between Grantee and the Company; (b) Grantee’s material failure to comply with the Company’s written policies or rules that result in material injury to the Company; (c) Grantee’s conviction of, or Grantee’s plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State; (d) Grantee’s gross negligence or willful misconduct in connection with the provision of services for the Company; or (e) Grantee’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its managers, officers or employees.

“Change of Control” means the sale of all or substantially all of the outstanding Shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as- converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

“Common Stock Value” means an amount per share of Common Stock equal to the arithmetic average of the volume-weighted average (rounded to two decimal places) trading price per share of Common Stock for the thirty (30) full trading days ended on and including the trading day prior to the applicable Award Date, using trading prices reported on the OTCQB based on all trades in Common Stock on the OTCQB during the primary trading sessions from 9:30 a.m., New York Time, to 4:00 p.m., New York Time (and not an average of the daily averages during such thirty (30) trading days).

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“Continuous Service” means the uninterrupted provision of services as an employee, consultant, advisor, officer, or director of the Company or any Related Entity.

“First Award” means that number of Shares of Restricted Stock amounting to $7,138,750 in the aggregate, calculated based on the Common Stock Value as determined on the First Award Date; provided, that if such calculation shall result in a fractional Share, such fraction shall be disregarded.

“Master Agreement” means that certain Master Manufacturing Agreement, dated as of November 13, 2017, by and between ECS Labs LLC and CBD LIFE SA DE CV (as amended, restated, supplemented or modified from time to time).

“Milestone” means the occurrence of an extension of the Master Agreement through December 31, 2020.

“Net Operating Income” means the difference of gross income less cost of goods sold, selling, general and administrative expenses, operating expenses, depreciation, interest, taxes and other expenses, each determined on a generally accepted accounting principles basis of accounting.

“Non-Vested Shares” means any Shares of the Restricted Stock subject to this Agreement that have not become vested pursuant to this Section 2.

“Second Award” means that number of Shares of Restricted Stock amounting to an aggregate amount equal to 16.66875% of the Net Operating Income received by the Company from the Effective Date until the Second Award Date pursuant to the Master Agreement, as calculated based on the Common Stock Value as determined on the Second Award Date; provided, that if such calculation shall result in a fractional Share, such fraction shall be disregarded.

“Related Entity” means the Company’s wholly-owned subsidiaries on or after the Effective Date, including without limitation ECS Labs LLC, a Texas limited liability company and/or its wholly-owned subsidiaries, and any other wholly-owned subsidiaries of the Company.

“Vested Shares” means any Shares of the Restricted Stock subject to this Agreement that have become vested pursuant to this Section 2.

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Delivery of Restricted Stock.

Issuance of Stock Certificates and Legends. One or more stock certificates evidencing the Restricted Stock shall be issued in the name of Grantee but shall be held and retained by the Company until the Vesting Date on which the Shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares pursuant to Section 2 hereof, subject to the provisions of Section 4 hereof. All such stock certificates shall bear the following legends, along with such other legends that the Board shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN MR. ALEX FRIAS AND FREEDOM LEAF INC. (THE “COMPANY”), DATED AS OF JUNE [____], 2019 (A COPY OF WHICH IS ON FILE WITH THE COMPANY; THE “RSA”). EXCEPT AS OTHERWISE PROVIDED IN THE RSA, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING REQUIREMENTS AND OTHER RESTRICTIONS SET FORTH IN A VOTING AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER PARTIES. TRANSFER OF THE COMMON STOCK IS SUBJECT TO THE RESTRICTIONS CONTAINED IN SUCH AGREEMENT.

THE COMPANY WILL FURNISH TO EACH HOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

Stock Powers. Grantee shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing Shares of Restricted Stock until such Shares become Vested Shares. If Grantee shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, Grantee hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

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Delivery of Stock Certificates. On or after each Vesting Date, upon written request to the Company by Grantee, the Company shall promptly cause a new certificate or certificates to be issued to Grantee for and with respect to all Shares that become Vested Shares on that Vesting Date, which certificate(s) shall be delivered to Grantee as soon as administratively practicable after the date of receipt by the Company of Grantee’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under applicable securities laws).

Issuance Without Certificates. If the Company is authorized to issue Shares without certificates, then the Company may, in the discretion of the Board, issue Shares pursuant to this Agreement without certificates, in which case any references in this Agreement to certificates shall instead refer to whatever evidence may be issued to reflect Grantee’s ownership of the Shares subject to the terms and conditions of this Agreement.

Forfeiture of Non-Vested Shares. If Grantee’s Continuous Service with the Company and the Related Entities is terminated for any reason, all Non-Vested Shares shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to Grantee. The Board shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of Grantee’s forfeiture of Non-Vested Shares pursuant to this Section 4.

Rights with Respect to Restricted Stock.

General. Except as otherwise provided in this Agreement, Grantee shall have, with respect to all of the Shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of Shares of Common Stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of Shares of Common Stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to Grantee as a dividend with respect to Shares of Restricted Stock shall have the same status and bear the same legend as the Shares of Restricted Stock and shall be held by the Company, if the Shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Board.

No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

Transferability. Unless otherwise determined by the Board, the Shares of Restricted Stock are not transferable unless and until the later of (i) the date that is twelve (12) months after the date hereof and (ii) the date such Shares become Vested Shares in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee. Except as otherwise permitted pursuant to the first sentence of this Section 5(C), any attempt to effect a Transfer of any Shares of Restricted Stock prior to the date on which the Shares become Vested Shares shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

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Representations and Warranties of Grantee. Grantee hereby represents and warrants to the Company that:

Terms of this Agreement. Grantee has received a copy of this Agreement, has read and understands the terms of this Agreement, and agrees to be bound by its terms and conditions.

Acceptance of Shares for Own Account for Investment. Grantee is acquiring the Shares for Grantee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Grantee has no present intention of selling or otherwise disposing of all or any portion of the Shares.

Access to Information. Grantee has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Grantee reasonably considers important in making the decision to acquire the Shares, and Grantee has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

Understanding of Risks. Grantee is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Grantee may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of an investment in the Shares. Grantee is capable of evaluating the merits and risks of this investment, has the ability to protect Grantee’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

Accredited Investor. Grantee is an “accredited investor” pursuant to Rule 501(a) of Regulation D under the Securities Act.

No General Solicitation. At no time was Grantee presented with or solicited by any publicly issued newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and issue of the Shares.

Compliance with Securities Laws. Grantee understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act and that, notwithstanding any other provision of this Agreement to the contrary, the issuance of any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Grantee agrees to cooperate in good faith (but at no material cost to Grantee) with the Company to ensure compliance with such laws.

No Transfers Unless Registered or Exempt. Grantee understands that Grantee may not transfer any Shares unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the good faith opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Grantee understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Grantee has also been advised that exemptions from registration and qualification may not be available or may not permit Grantee to transfer all or any of the Shares in the amounts or at the times proposed by Grantee.

SEC Rule 144. In addition, Grantee has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, may not always be available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six months, and in certain cases one (1) year, after they have been acquired before they may be resold under Rule 144. Grantee understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

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Market Standoff Agreement. Grantee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Grantee shall not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration that is requested by such underwriters and subject to all restrictions as the Company or the underwriters may specify. Grantee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

Tax Matters; Section 83(b) Election.

Section 83(b) Election. If Grantee properly elects, within thirty (30) days of the applicable Award Date, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the applicable Award Date) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), Grantee shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If Grantee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to Grantee under this Agreement) otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

No Section 83(b) Election. If Grantee does not properly make the election described in paragraph 7(A) above, Grantee shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Board for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to Grantee under this Agreement) otherwise due to Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

Satisfaction of Withholding Requirements. Grantee may satisfy the withholding requirements with respect to the Restricted Stock pursuant to any one or combination of the following methods: (a) payment in cash; or (b) if and to the extent permitted by the Board, payment by surrendering unrestricted previously held Shares which have a value equal to the required withholding amount or the withholding of Shares that otherwise would be deliverable to Grantee pursuant to this Award. Grantee may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Board may require).

Grantee’s Responsibilities for Tax Consequences. Tax consequences on Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of Grantee. Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and Grantee’s filing, withholding and payment (or tax liability) obligations.

Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by both the Company and the Grantee. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on Grantee and his heirs and legal representatives and on the successors and assigns of the Company.

Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, but only for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

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Miscellaneous.

No Right to (Continued) Employment or Service. This Agreement and the grants of Restricted Stock hereunder shall not shall confer, or be construed to confer, upon Grantee any right to employment or service, or continued employment or service, with the Company or any Related Entity.

No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grants of Restricted Stock to Grantee hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

No Trust or Fund Created. Neither this Agreement nor the grants of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and Grantee or any other person. To the extent that Grantee or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada (without reference to the conflict of laws rules or principles thereof).

Interpretation. Grantee accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement. The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

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Notices. Any and all notices provided for in this Agreement shall be given in writing and shall be deemed given to a party at the earlier of (a) when actually delivered to such party, or (b) when mailed to such party by registered or certified mail (return receipt requested) or sent to such party by courier, confirmed by receipt, and addressed to such party at the address designated below for such party as follows (subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 8(H)):

If to the Company:	Freedom Leaf Inc.
3571 E. Sunset Road, Suite 420
Las Vegas, NV 89120

with a copy to:	Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue
New York, NY 10176
Telecopy: (212) 986-8866
Telephone: (212) 880-9869
Email: jain@kkwc.com
Attention: Jonathan Ain

If to Grantee:	Alex Frias:
____________________________________
____________________________________
Telephone: ___________________________
Email: _______________________________

with a copy to:	Saunders Koechel & Sharp LLP
Attention: John Koechel
5404 Birchman Avenue
Fort Worth, Texas 76107
Telecopy: 303.396.0243
Telephone: 214.923.7577
Email: koechel@skandslegal.com

Section 409A.

It is intended that the Restricted Stock awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that the Agreement does not provide for a deferral of compensation and accordingly that the Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement shall not be amended, adjusted, assumed or substituted for, converted or otherwise modified without Grantee’s prior written consent if and to the extent that the Company believes or reasonably should believe that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.

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In the event that either the Company or Grantee believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and Grantee shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic effect on Grantee and on the Company.

Notwithstanding the foregoing, the Company does not make any representation to Grantee that the Shares of Restricted Stock awarded pursuant to this Agreement are exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Grantee or any beneficiary for any tax, additional tax, interest or penalties that Grantee or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto that either is consented to by Grantee or that the Company reasonably believes should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A

Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

Reliance on Counsel and Advisors. Grantee acknowledges that Kleinberg, Kaplan, Wolff & Cohen, P.C., is representing only the Company in this transaction. Grantee acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Grantee is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other electronic transmission. A complete, accurate, fully-executed PDF or other facsimile copy of this Agreement may be used in place of an original for all purposes.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

ALEX FRIAS

_______________________________________

Signature

FREEDOM LEAF INC.

By: ___________________________________

Name: _________________________________

Title: __________________________________

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